Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Kevin Flanery
(502) 636-4859
kevin.flanery@kyderby.com

CHURCHILL DOWNS INCORPORATED REPORTS

2009 FIRST-QUARTER RESULTS

•	2009 Q1 Net Revenues From Continuing Operations Increase 12 Percent Year-Over-Year
•	2009 Q1 Net (Loss) Earnings From Continuing Operations and 2009 EBITDA Lower Year-Over-Year Due Primarily to Insurance Recoveries of $17.2 Million Recorded During Q1 of 2008

LOUISVILLE, Ky. (May 6, 2009) – Churchill Downs Incorporated (NASDAQ: CHDN) (“Company”) today reported results for the first quarter ended March 31, 2009.

Net revenues from continuing operations for the first quarter of 2009 totaled $73.7 million, an increase of 12 percent over net revenues from continuing operations of $65.7 million recorded during the first quarter of 2008. Net revenues from continuing operations for the quarter were positively affected by the continued strong first quarter performance of the Company’s gaming operations in Louisiana, which opened its permanent facility in November 2008, as well as the continued growth of its on-line businesses, including TwinSpires.com. Additionally, we benefited from the receipt of $4.3 million in one-time source market fees paid to Arlington Park, previously held in escrow by the National Thoroughbred Racing Association (“NTRA”), during the first quarter of 2009.

Net loss from continuing operations for the period was $5.1 million, or $0.37 per diluted common share, compared to net earnings from continuing operations of $0.8 million, or $0.06 per diluted common share, in the same period of 2008. Total EBITDA (earnings before interest, taxes, depreciation and amortization) decreased to a loss of $0.9 million in the first quarter of 2009, compared to income of $9.3 million for the first quarter of 2008. Net (loss) earnings from continuing operations and EBITDA for the quarter were lower year-over-year primarily due to the recognition of $17.2 million in insurance recoveries during the first quarter of 2008 related to damages sustained at Fair Grounds Race Course & Slots (“Fair Grounds”) from Hurricane Katrina. Factors positively impacting net (loss) earnings from continuing operations and EBITDA for the period included increased wagering activity in existing accounts through TwinSpires, increased revenues related to the permanent slot facility at Fair Grounds, and the recognition of $2.2 million of source market fees received from the NTRA, which is net of the related purse expense.

Churchill Downs Incorporated President and Chief Executive Officer Robert L. Evans said the Company continued to make steady progress during the quarter. “Despite the continued challenges of the economy, Churchill Downs Incorporated showed solid results during the first quarter of 2009. We grew total net revenues from continuing operations by 12 percent during the period. Our On-line Business generated $16.8 million in net revenue from continuing operations, a 19 percent increase over the first quarter of 2008, and our Gaming Business generated $17.9 million in net revenue from continuing operations, up 43 percent over the $12.5 million generated a year prior. Average daily gross win per unit at our permanent slot facility at Fair Grounds is $243. The insurance recoveries recorded in the prior year by our Racing Operations were the primary

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700 Central Avenue  —  Louisville, KY 40208  —  (502) 636-4400  —  www.churchilldownsincorporated.com

Churchill Downs Incorporated Reports 2009 Q1 Results

May 6, 2009

driver for our year-over-year decreases in net earnings from continuing operations and EBITDA. Otherwise, we experienced the continued success of our expanded gaming operation in Louisiana and the growth of our advance-deposit wagering (“ADW”) platform, TwinSpires.com. We also continued to repay bank debt in the first quarter of 2009 and maintain our strong balance sheet.

“Although our On-line and Gaming Businesses continue to gain market share and post strong numbers, we believe the soft economy contributed to a 6 percent decline in our pari-mutuel handle for the first three months of 2009 compared to the same period of 2008. Total handle for the domestic pari-mutuel industry was down by 9 percent in the first quarter, according to figures published by Equibase. We remain in a solid financial position, however, as we begin our current racing meets at Churchill Downs, Arlington Park and Calder Race Course.

“We continue to pursue expanded gaming in Kentucky and Illinois in an effort to remain competitive with surrounding states and with other gaming opportunities available to our customers.

“We were pleased to see the continued popularity of our signature racing events last weekend, as the 135th running of the Kentucky Derby Presented by Yum! Brands drew a crowd of 153,563 and wagering of over $155 million on the day, while the 135th running of the Kentucky Oaks produced a crowd of 104,867 and all-sources wagering of over $30 million on the card. Despite the very difficult economy, we again conducted the biggest weekend of racing in North America that produced solid overall handle figures and treated our fans to another extraordinary edition of the Kentucky Derby. I would like to take this opportunity to again congratulate all those involved with Mine That Bird on their historic victory, and we wish them the best of luck throughout the Triple Crown series.

“We continue to innovate and improve both the on- and off-track experience for our fans. This year’s Kentucky Oaks and Kentucky Derby included the brand-new Infield Club hospitality area; our Chief Party Officer promotion; new Oaks and Derby Day wagers; the Kentucky Derby Red Carpet Show; KentuckyDerbyParty.com; television coverage on Oaks Day through the Bravo network; and a new partnership with Susan G. Komen for the Cure on Kentucky Oaks Day to raise funds for breast cancer awareness and research. I am proud of the Churchill Downs team’s hard work and dedication, and look forward to further discussing the financial impact of our marquee racing event during our second-quarter report.”

A conference call regarding this news release is scheduled for Thursday, May 7, 2009, at 9 a.m. EDT. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at www.churchilldownsincorporated.com or www.earnings.com, or by dialing (866) 804-6920 and entering the pass code 68349677 at least 10 minutes before the appointed time. The online replay will be available at approximately noon EDT and continue for two weeks. A two-week telephonic replay will be available one hour after the call ends by dialing (888) 286-8010 and entering 22275169 when prompted for the access code. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided a non-GAAP measurement, which presents a financial measure of earnings before interest, taxes, depreciation and amortization (“EBITDA”). Churchill Downs Incorporated uses EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. This non-GAAP measurement is not intended to replace the

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700 Central Avenue  —  Louisville, KY 40208  —  (502) 636-4400  —  www.churchilldownsincorporated.com

Churchill Downs Incorporated Reports 2009 Q1 Results

May 6, 2009

presentation of the Company’s financial results in accordance with GAAP.

Churchill Downs Incorporated (“Churchill Downs”), headquartered in Louisville, Ky., owns and operates world-renowned horse racing venues throughout the United States. Churchill Downs’ four racetracks in Florida, Illinois, Kentucky and Louisiana host many of North America’s most prestigious races, including the Kentucky Derby and Kentucky Oaks, Arlington Million, Princess Rooney Handicap and Louisiana Derby. Churchill Downs racetracks have hosted seven Breeders’ Cup World Championships. Churchill Downs also owns off-track betting facilities and has interests in various advance-deposit wagering, television production, telecommunications and racing services companies, including a 50-percent interest in the national cable and satellite network HorseRacing TV™, that support the Company’s network of simulcasting and racing operations. Churchill Downs trades on the NASDAQ Global Select Market under the symbol CHDN and can be found on the Internet at www.churchilldownsincorporated.com.

Information set forth in this news release contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this Quarterly Report on Form 10-Q are made pursuant to the Act. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions, including any disruptions in the credit markets; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the overall economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the effect of any change in our accounting policies or practices; the financial performance of our racing operations; the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate; the impact of live racing day competition with other Florida and Louisiana racetracks within those respective markets; costs associated with our efforts in support of alternative gaming initiatives; costs associated with customer relationship management initiatives; a substantial change in law or regulations affecting pari-mutuel and gaming activities; a substantial change in allocation of live racing days; changes in Illinois law that impact revenues of racing operations in Illinois; the presence of wagering facilities of Indiana racetracks near our operations; our continued ability to effectively compete for the country’s top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market and obtain the consents of horsemens’ groups to interstate simulcasting; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to successfully complete any divestiture transaction; our ability to execute on our permanent slot facility in Florida; market reaction to our expansion projects; the loss of our totalisator companies or their inability to provide us assurance of the reliability of their internal control processes through Statement on Auditing Standards No. 70 audits or to keep their technology current; the need for various alternative gaming approvals in Louisiana; our accountability for environmental contamination; the loss of key personnel; the impact of natural disasters on our operations and our ability to adjust the casualty losses through our property and business interruption insurance coverage; any business disruption associated with a natural disaster and/or its aftermath; our ability to integrate businesses we acquire, including our ability to maintain revenues at historic levels and achieve anticipated cost savings; the impact of wagering laws, including changes in laws or enforcement of those laws by regulatory agencies; the outcome of pending or threatened litigation, including the outcome of any counter-suits or claims arising in connection with a pending lawsuit in federal court in the Western District of Kentucky styled

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700 Central Avenue  —  Louisville, KY 40208  —  (502) 636-4400  —  www.churchilldownsincorporated.com

Churchill Downs Incorporated Reports 2009 Q1 Results

May 6, 2009

Churchill Downs Incorporated, et al v. Thoroughbred Horsemen’s Group, LLC, Case #08-CV-225-S; changes in our relationships with horsemen’s groups and their memberships; our ability to reach agreement with horsemen’s groups on future purse and other agreements (including, without limiting, agreements on sharing of revenues from gaming and advance deposit wagering); the effect of claims of third parties to intellectual property rights; and the volatility of our stock price.

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700 Central Avenue  —   Louisville, KY 40208  —  (502) 636-4400  —  www.churchilldownsincorporated.com

Churchill Downs Incorporated Reports 2009 Q1 Results

May 6, 2009

CHURCHILL DOWNS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF NET EARNINGS

for the three months ended March 31, 2009 and 2008

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2009	2008	% Change
Net revenues	$73,737	$65,721	12
Operating expenses	70,283	68,184	3
Selling, general and administrative expenses	12,449	12,157	2
Insurance recoveries, net of losses	-	(17,200)	U

Operating (loss) income	(8,995)	2,580	U

Other income (expense):
Interest income	123	177	(31)
Interest expense	(316)	(901)	65
Equity in earnings (loss) of unconsolidated investments	322	(830)	F
Miscellaneous, net	320	372	(14)

	449	(1,182)	F

(Loss) earnings from continuing operations before benefit (provision) for income taxes	(8,546)	1,398	U
Income tax benefit (provision)	3,479	(563)	F

Net (loss) earnings from continuing operations	(5,067)	835	U
Discontinued operations, net of income taxes:
Earnings (loss) from operations	241	(93)	F

Net (loss) earnings	$(4,826)	$742	U

Net (loss) earnings per common share data:
Basic
Net (loss) earnings from continuing operations	$(0.37)	$0.06	U
Discontinued operations	0.01	(0.01)	F

Net (loss) earnings	$(0.36)	$0.05	U

Diluted
Net (loss) earnings from continuing operations	$(0.37)	$0.06	U
Discontinued operations	0.01	(0.01)	F

Net (loss) earnings	$(0.36)	$0.05	U

Weighted average shares outstanding:
Basic	13,573	13,522
Diluted	13,573	14,010

NM: Not meaningful                U: > 100% unfavorable                F: > 100% favorable

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700 Central Avenue  —  Louisville, KY 40208  —  (502) 636-4400  —  www.churchilldownsincorporated.com

Churchill Downs Incorporated Reports 2009 Q1 Results

May 6, 2009

CHURCHILL DOWNS INCORPORATED

SUPPLEMENTAL INFORMATION BY OPERATING UNIT

for the three months ended March 31, 2009 and 2008

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2009	2008	% Change
Net revenues from external customers:
Churchill Downs	$2,071	$2,469	(16)
Arlington Park	16,041	13,013	23
Calder	2,184	2,917	(25)
Fair Grounds	18,688	20,436	(9)

Total Racing Operations	38,984	38,835	-
On-line Business	16,650	14,144	18
Gaming	17,875	12,474	43
Other Investments	101	114	(11)
Corporate	127	154	(18)

Net revenues from external customers	$73,737	$65,721	12

Intercompany net revenues:
Churchill Downs	-	$173	U
Arlington Park	$242	210	15
Calder	20	21	(5)
Fair Grounds	580	837	(31)

Total Racing Operations	842	1,241	(32)
On-line Business	124	-	F
Other Investments	375	355	6
Eliminations	(1,341)	(1,596)	16

Intercompany net revenues	$-	$-	-

Segment EBITDA and net (loss) earnings:
Racing Operations	$(10,749)	$4,604	U
On-line Business	3,738	741	F
Gaming	6,692	4,712	42
Other Investments	378	187	F
Corporate	(995)	(967)	(3)

Total EBITDA	(936)	9,277	U
Depreciation and amortization	(7,417)	(7,155)	(4)
Interest income (expense), net	(193)	(724)	73
Benefit (provision) for income taxes	3,479	(563)	F

Net (loss) earnings from continuing operations	(5,067)	835	U
Discontinued operations, net of income taxes	241	(93)	F

Net (loss) earnings	$(4,826)	$742	U

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700 Central Avenue  —  Louisville, KY 40208  —  (502) 636-4400  —  www.churchilldownsincorporated.com

Churchill Downs Incorporated Reports 2009 Q1 Results

May 6, 2009

CHURCHILL DOWNS INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$16,822	$12,658
Restricted cash	5,505	13,738
Accounts receivable, net	22,688	40,909
Deferred income taxes	5,900	5,900
Income taxes receivable	20,181	16,895
Other current assets	16,222	10,362

Total current assets	87,318	100,462

Property and equipment, net	372,679	375,418
Goodwill	115,349	115,349
Other intangible assets, net	32,420	32,939
Other assets	15,235	13,499

Total assets	$623,001	$637,667

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$36,347	$40,745
Purses payable	10,394	11,301
Accrued expenses	40,032	43,386
Dividends payable	-	6,767
Deferred revenue	43,083	28,178

Total current liabilities	129,856	130,377

Long-term debt	32,000	43,140
Convertible note payable, related party	14,339	14,234
Other liabilities	19,018	18,223
Deferred revenue	18,343	18,296
Deferred income taxes	19,506	19,506

Total liabilities	233,062	243,776

Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 250 shares authorized; no shares issued	-	-
Common stock, no par value; 50,000 shares authorized; 13,693 shares issued March 31, 2009 and 13,689 shares issued at December 31, 2008	143,201	142,327
Retained earnings	246,738	251,564

Total shareholders’ equity	389,939	393,891

Total liabilities and shareholders’ equity	$623,001	$637,667

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700 Central Avenue  —  Louisville, KY 40208  —  (502) 636-4400  —  www.churchilldownsincorporated.com